EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of MacroChem Corporation on Form S-8 of our report dated March 9, 2001, appearing in the Annual Report on Form 10-K of MacroChem Corporation for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
August 3, 2001